Exhibit 10.19

SECOND AMENDMENT TO INDUSTRIAL SPACE LEASE

This SECOND AMENDMENT TO INDUSTRIAL SPACE LEASE (“Amendment”) dated for reference purposes only as of February 2, 2022 (“Effective Date”), is entered into by and between 47100 BAYSIDE PARKWAY OWNER, LLC, a Delaware limited liability company (“Landlord”) and CORSAIR MEMORY, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.

Landlord and Tenant are parties to that certain Industrial Space Lease dated August 18, 2014 (the “Original Lease”), by and between Osprey Capital Building 50, LLC, a California limited liability company (predecessor-in-interest to Landlord), as landlord, and Tenant, as tenant, as amended by that certain Corsair First Amendment to Lease dated as of August 16, 2017 (the “First Amendment”).  The Original Lease, as amended by the First Amendment, is hereafter collectively referred to as the “Lease”.  Pursuant to the Lease, Tenant currently leases from Landlord those certain premises (the “Premises”) containing an aggregate total of approximately 61,454 rentable square feet, within the building located at 47100 Bayside Parkway, Fremont, California (the “Building”), as more particularly described in the Lease.

B.	Tenant and Landlord have agreed to extend the Lease Term and modify the surrender obligations of Tenant, on the terms and conditions set forth in this Amendment.
C.	Defined terms which are used in this Amendment without definition have the meanings given to them in the Lease.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Extension of Lease Term. Landlord and Tenant hereby agree to extend the Lease Term for two (2) months (April 2022 and May 2022) (the “Extension Term”), and the term “Lease Term” as used in the Lease shall include the Extension Term.  Tenant shall pay Base Rent during the Extension Term in the amount of Seventy-Seven Thousand Five Hundred Thirty-Three Dollars ($77,533) per month in accordance with the terms of the Lease. Tenant acknowledges and agrees that it failed to timely exercise any option to renew the Lease Term under Article 15 of the Lease, that the Lease Term will expire at the end of the Extension Term, and that Tenant has no rights to extend the Lease Term under Article 15 of the Lease beyond the Extension Term.

2.Extension of Letter of Credit.  Tenant hereby agrees to deliver to Landlord, no later than ten (10) business days after the Effective Date, an extension to the expiration date of the current letter of credit issued by Bank of America in favor of Landlord (“Letter of Credit”) or a replacement letter of credit meeting the requirements of Section 3.7 of the Lease, such that the expiration date of the Letter of Credit or its replacement is no earlier than the end of the Extension Term.  Should Tenant fail to timely comply with the foregoing requirement, Landlord shall have the right to draw the full amount of the Letter of Credit prior to its expiration in accordance with Section 3.7 of the Lease.

3.Repair and Surrender Obligations.  Notwithstanding anything to the contrary contained in the Lease, but subject to receipt by Landlord of the Surrender Payment pursuant to Section 4 below and subject to Tenant’s surrender obligations set forth below, Landlord hereby agrees as follows: (i) Tenant shall not be required to reimburse Landlord for repainting of the Building and roof repairs made to the Building by Landlord; and (ii) upon the expiration of the Extension Term, Tenant shall not be required to remove any improvements to the Premises made by Tenant or make any repairs or replacements to the Leased Premises, except as follows:

Tenant shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from the Premises, and shall vacate and surrender the Premises to Landlord by the end of the Extension Term in broom clean condition, free of debris. Tenant shall repair all damage to the Premises caused by Tenant's removal of Tenant's property.

   Except as set forth in this Section 3, Tenant shall otherwise continue to comply with all provisions of the Lease. Tenant agrees that Section 13.9 of the Lease (Force Majeure) shall not apply to Tenant’s obligation to surrender the Premises upon expiration of the Extension Term.

4.Surrender Payment. No later than two (2) business days prior to the expiration of the Extension Term, Tenant shall deliver to Landlord the amount of Four Hundred Ninety-Two Thousand Five Hundred Dollars ($492,500) in cash or by wire transfer (the “Surrender Payment”). Tenant acknowledges and agrees that the Surrender Payment is intended to compensate Landlord for waiving certain repair obligations and Tenant’s surrender obligations set forth in the Lease as described in Section 3 of this Amendment, and that in no event shall the Surrender Payment constitute, or be applied to, rent, a security deposit, or any other payment due from Tenant under the Lease.  In no event is the Surrender Payment refundable to Tenant. If Tenant fails to timely deliver the Surrender Payment, Landlord shall be entitled to draw on the Letter of Credit in full and apply the amount drawn towards Tenant’s obligation to make the Surrender Payment hereunder.

5.Landlord Work. Notwithstanding anything to the contrary contained in the lease, from and after April 1, 2022, Landlord may, with the consent of Tenant, modify, alter, construct        and make other improvements to the entry of the Building, provided that such work does not impede egress and ingress of the Building by Tenant’s employees and Tenant’s invitees. From           or after April 1, 2022, Landlord may, without the consent of or notice to Tenant, modify, alter, construct and make other improvements to the Outside Areas to the northeast of the Building. Tenant shall have no claim against Landlord as a result of any such work, as more particularly set forth in Section 4.9 of the Lease.

6.Broker. Landlord and Tenant each represent and warrant to the other that it is not aware of any brokers or finders who may claim a fee or commission in connection with the consummation of the transactions contemplated by this Amendment. If any other claims for brokers’ or finders’ fees in connection with the transaction contemplated by this Amendment arise, then Tenant agrees to indemnify, protect, hold harmless and defend Landlord (with counsel reasonably satisfactory to Landlord) from and against any such claims if they shall be based upon any statement, representation or agreement made by Tenant, and Landlord agrees to indemnify, protect, hold harmless and defend Tenant (with counsel reasonably satisfactory to Tenant) if such claims are based upon any statement, representation or agreement made by Landlord.

7.Authority. Each signatory of this Amendment on behalf of Tenant represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

8.No Other Modifications. Except as modified in this Amendment, all other terms and conditions of the Lease shall remain unchanged and in full force and effect.  If there is any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

9.Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.  In order to expedite the transaction contemplated herein, facsimile or .pdf signatures may be used in place of original signatures on this Amendment.  Landlord and Tenant intend to be bound by the signatures on the facsimile or .pdf document, are aware that the other party will rely on the facsimile or .pdf signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

10.Successors. The provisions of this Amendment shall bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties hereto as permitted pursuant to the Lease.

11.Ratification. Except as hereby amended, the Lease shall remain unmodified and, as hereby amended, is ratified and confirmed.

[Signatures on the next page.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

LANDLORD:

47100 BAYSIDE PARKWAY OWNER, LLC, a Delaware limited liability company

By: /s/ Jamin Seid___________

Name: Jamin Seid___________

Its: Authorized Signatory_____

TENANT:

CORSAIR MEMORY, INC., a Delaware

corporation

By: /s/ Andrew Paul_________

Name: Andrew Paul_________

Title: CEO________________

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REAFFIRMATION OF GUARANTY

The undersigned Guarantor hereby renews, reaffirms, ratifies and confirms that certain Lease Guaranty dated August 25, 2014, and acknowledges and agrees that the Guaranty remains in full force and effect as to the Lease, as amended by the foregoing Amendment, without modification or impairment.  Guarantor hereby acknowledges and agrees that it presently has no claims, defenses or offsets against Landlord or against the enforcement of the Guaranty. Guarantor acknowledge that Landlord would not enter into the foregoing Amendment without the execution and delivery of this Reaffirmation of Guaranty by the Guarantor.

GAUARANTOR:

CORSAIR COMPONENTS (CAYMAN LTD.), a Cayman Islands Exempted Company with Limited Liability

By: /s/ Andrew Paul_____________

Name: Andrew Paul_____________

Title: CEO_____________________

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